Exhibit 10.31

December 12, 2022

Private and confidential

To: Eric Drape

Subject: Extension letter to International Assignment as stated in Employment Agreement dated March 12, 2020 (the “Agreement”)

The parties mutually agree to extend the undersigned international assignment until January 1, 2025 (the “Extension Period”).

All terms and conditions under the Agreement will remain the same during the Extension Period.

Sincerely Yours,

/s/ Galia Inbar
Galia Inbar

Please indicate your agreement by signing below and returning this letter as soon as possible.

I have reviewed the terms of this Extension Period outlined above and by signing below, accept those terms.

Eric Drape	/s/ Eric Drape	Dec. 27, 2022
Name	Signature	Date

Teva Pharmaceutical Industries Ltd.

124 Dvora HaNevi’a St., Tel Aviv 6944020 Israel | www.tevapharm.com